UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2024

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Mr. Wheeler

On April 6, 2024 David Wheeler, President and Co-Chief Executive Officer, executed a one-year employment agreement with an effective date of March 27, 2024 (the “Wheeler Employment Agreement”) with the Company to continue in his current role and serve as Chief Operating Officer, which conforms his title to his actual responsibilities. Under the Wheeler Employment Agreement, Mr. Wheeler will receive an annual base salary for the period equal to $375,000, a performance bonus totaling no more than 150% of $150,000 and calculated under the terms of the Wheeler Employment Agreement, a monthly expense allowance of $3,400, and thereafter any increase will be determined by the Executive Committee with input from the Company’s compensation consultant. In addition, Mr. Wheeler is eligible to participate in any current or future bonus, incentive, and other compensation plans available to the Company’s executives. The Wheeler Employment Agreement may be terminated by us at any time and for any reason (or no reason), and with or without cause, provided if the agreement is terminated without cause, we are required to provide Mr. Wheeler with all accrued benefits and his base salary rate until the end of the term of the Employment Agreement.

The foregoing description of the Wheeler Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Wheeler Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Employment Agreement with Mrs. Collins

On April 6, 2024 Adrienne Collins, General Counsel and Corporate Secretary, executed a one-year employment agreement with an effective date of March 27, 2024 (the “Collins Employment Agreement”) with the Company to continue in her current role. Under the Collins Employment Agreement, Mrs. Collins will receive an annual base salary for the period equal to $250,000, a performance bonus totaling no more than 150% of $110,000 and calculated under the terms of the Collins Employment Agreement, and thereafter any increase will be determined by the Executive Committee with input from the Company’s compensation consultant. In addition, Mrs. Collins is eligible to participate in any current or future bonus, incentive, and other compensation plans available to the Company’s executives. The Collins Employment Agreement may be terminated by us at any time and for any reason (or no reason), and with or without cause, provided if the agreement is terminated without cause, we are required to provide Mrs. Collins with all accrued benefits and his base salary rate until the end of the term of the Employment Agreement.

The foregoing description of the Collins Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Collins Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

Exhibit Number	Exhibit Description
10.1*	Employment Agreement D. Wheeler
10.2*	Employment Agreement A. Collins
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Filed herewith.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Gerald W. Haddock
Name: Gerald W. Haddock
Title: Chief Executive Officer and Chairman of the Executive Committee
Date:  April 11, 2024